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                                                                   EXHIBIT 23(a)

                              ARTHUR ANDERSEN LLP




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the reference to our firm in the Registration Statement Form S-3 and related Prospectus of Riggs Capital III for the registration of Trust Preferred Securities and to the incorporation by reference therein of our report dated January 20, 1999 with respect to the consolidated financial statements of Riggs National Corporation in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                        /s/ ARTHUR ANDERSEN LLP


Washington, D.C.
June 11, 1999